Exhibit 99.1

NEWS RELEASE

Contact:	Jim Sheehan	Martha Schaefer
	SeaChange PR	SeaChange IR
	1-978-897-0100 x3064	1-978-897-0100 x3030
	jim.sheehan@schange.com	martha.schaefer@schange.com

SEACHANGE INTERNATIONAL ANNOUNCES FOURTH QUARTER

AND YEAR END RESULTS

-	Strong quarterly revenues of $47.9 million

-	Second consecutive quarter of profitability

-	$7 million of cash generated from operations in the fourth quarter

-	Projecting fiscal 2009 profitability

ACTON, Mass. (March 13, 2008) – SeaChange International, Inc. (NASDAQ: SEAC) a leading provider of software and hardware solutions for video on demand (VOD) television, announced financial results for its fiscal fourth quarter and year ended January 31, 2008. Total revenues for the quarter were $47.8 million which was $7.7 million or 19% higher than total revenues of $40.1 million for the fourth quarter of last year. Revenues for the fourth quarter were the second highest in the Company’s history. Net income for the fourth quarter was $14.6 million or $0.48 per diluted share compared with a net loss of $3.7 million or $0.13 per diluted share for the fourth quarter of last year. Net income for this year’s fourth quarter included a $12.6 million gain on the sale of the Company’s interest in FilmFlex Movies Limited, a U.K.-based joint venture that provides an exclusive VOD movie service to Virgin Media.

Adjusted EBITDA (1) (Earnings before Interest, Taxes, Depreciation, Amortization, equity income in earnings of affiliates, and stock-based compensation expense) in the fourth quarter was $5.5 million compared to an Adjusted EBITDA loss of $0.3 million for the fourth quarter of fiscal 2007. Adjusted EBITDA for the fourth quarter of fiscal 2008 excluded the gain on the FilmFlex divestiture.

Total revenues for all of fiscal 2008, ended January 31, 2008, were a record $179.9 million, a 12% increase from total revenues of $161.3 million in the prior fiscal year. Net income for fiscal 2008 was $5.4 million, or $0.18 per diluted share, compared with a net loss of $8.2 million or $0.29 per diluted share for fiscal 2007. The net gain from the sale of the Company’s equity interest in FilmFlex contributed $12.6 million to the Company’s net income for fiscal 2008.

SeaChange Q4/YE FY 08 – Page 2

Adjusted EBITDA for fiscal 2008 was $12.1 million, which was more than double the $5.5 million of Adjusted EBITDA generated in fiscal 2007. Adjusted EBITDA for all of fiscal 2008 excluded the impact from the gain on the sale of the Company’s interest in FilmFlex.

The Company ended the fourth quarter of fiscal 2008 with cash, cash equivalents and marketable securities of $87.9 million and no debt, compared with $63.1 million and no debt at the end of the third quarter of fiscal 2008. Proceeds from the Company’s sale of its equity investment in FilmFlex contributed $18.0 million to the Company’s cash and investments balance at January 31, 2008. In addition, a reduction in inventory and higher accrued expenses more than offset lower cash deposits from customers. For all of fiscal 2008, the Company increased its cash and investments by $32.6 million, which includes $18 million of proceeds from the FilmFlex transaction.

“Following up on third quarter financial performance that included record revenue, a profitable bottom-line and solid cash generation, we were able to replicate that performance in the fourth quarter of fiscal 2008,” said Bill Styslinger, President and CEO of SeaChange International. “We’re particularly proud that all of our business segments contributed to year over year growth resulting in another profitable quarter even when excluding the impact of the FilmFlex transaction. Also, the fourth quarter showed that our business can throw off lots of cash, as we were able to generate seven million dollars of cash during the fourth quarter from recurring operations. For the full year, we generated $15 million of cash from operations, demonstrating the power of our business in producing significant cash flow.”

Revenues in the fourth quarter of fiscal 2008 from the Company’s Broadband segment, which includes VOD and Advertising Insertion hardware and software, were $23.7 million, an increase of $3.6 million or 18% over comparable revenue in the fourth quarter of fiscal 2007. Year over year revenue growth in the fourth quarter was driven by a $1.1 million increase in VOD systems revenue from $11.5 million in the fourth quarter of fiscal 2007 to $12.6 million in the fourth quarter of fiscal 2008. Continued order strength from North American cable and telephone customers as well as increased sales activity from Latin American customers drove much of the increase in VOD systems revenue between the fourth quarters of fiscal 2007 and fiscal 2008.

SeaChange Q4/YE FY 08 – Page 3

Broadband segment revenue growth in the fourth quarter was also driven by a $1.5 million increase in VOD software revenues from $4.8 million in the fourth quarter of fiscal 2007 to $6.3 million in the fourth quarter of fiscal 2008. VOD software revenues in the fourth quarter of fiscal 2007 included $1.0 million of sales discounts in connection with the 18 month extension of the Company’s middleware development contract with Virgin Media.

Advertising Insertion revenues of $4.8 million in the fourth quarter of fiscal 2008 were $1.0 million higher than comparable revenues in the fourth quarter of fiscal 2007 driven primarily by increased high definition advertising insertion requirements for North American-based cable customers.

The Broadcast segment generated $4.5 million of revenue in the fourth quarter of fiscal 2008 compared to $3.8 million in the fourth quarter of fiscal 2007. The year over year increase in revenues related primarily to significant orders from customers in the U.S., Europe and Australia.

Total Services segment revenue for the fourth quarter of fiscal 2008 was $19.6 million, which was $1.2 million or 7% higher than the $18.4 million of Services revenue for the fourth quarter of fiscal 2007. The increase in Services revenue between quarters was primarily due to higher VOD services revenue resulting from increased year over year VOD systems deployments.

“Looking at fiscal 2009,” Styslinger commented, “we expect year over year revenue growth, with second half revenues exceeding first half revenues, similar to what we experienced in fiscal 2008. We are also projecting profitability for the first half and for all of fiscal 2009. In addition, we expect to generate full-year cash flow from operations at levels similar to fiscal 2008. Our confidence in generating solid profitability and positive cash flow in fiscal 2009 and beyond stems from continued recurring software revenue and related services resulting from our key North American customers’ spending as they expand their VOD offerings, particularly with high definition. In addition, as we announced earlier this quarter, we intend to immediately implement our stock buyback program in order to increase value for all our shareholders.”

The Company will discuss its financial results and business outlook in more detail today during its webcast conference call at 5:00 p.m. EDT, which will be available live and archived at www.schange.com/IR/.

SeaChange Q4/YE FY 08 – Page 4

About SeaChange International

SeaChange International is a leading provider of software applications, services and integrated solutions for Video-On-Demand (VOD), digital advertising, and content acquisition monetization and management. Its powerful open VOD and advertising software and scaleable hardware enable cable and telco operators, as well as broadcasters, to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy Award-winning and patented technology, thousands of SeaChange deployments are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. Headquartered in Acton, Massachusetts, SeaChange has product development, support and sales offices around the world. Visit www.schange.com.

(1) Adjusted EBITDA is a non-GAAP number that the Company defines as net income excluding interest, taxes, depreciation, amortization, equity income in earnings of affiliates, and stock-based compensation expenses. In addition, Adjusted EBITDA for the fourth quarter of fiscal 2008 excluded the gain on the FilmFlex divestiture. A reconciliation of Adjusted EBITDA to net income for these periods is contained in the financial schedules that accompany this release. Adjusted EBITDA is an important measurement used by management to measure the cash generated from or used for operations, excluding the operating cash requirements of interest, equity income in earnings of affiliates, and income taxes, and, in the case of the fourth quarter of fiscal 2008, the gain on the FilmFlex divestiture. The Company believes that inclusion of this non-GAAP measure enhances investors’ overall understanding of the Company’s current financial performance. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected future performance, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products, including due to any adverse change in general economic conditions; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result in any future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability

SeaChange Q4/YE FY 08 – Page 5

to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; the performance of companies in which the Company has made equity investments, including Casa Systems; the ability of the Company to integrate businesses acquired by the Company; changes in the regulatory environment; and the Company’s ability to hire and retain highly skilled employees.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption “Risk Factors” in the Company’s Amended Annual Report on Form 10-K/A filed with the Commission on October 19, 2007. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

# # #

* SeaChange and MediaCluster are registered trademarks of SeaChange International, Inc. SeaChange Axiom is a trademark of SeaChange International, Inc.

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Twelve months ended
	January 31, 2008	January 31, 2007 Restated (1)	January 31, 2008	January 31, 2007 Restated (1)
	(unaudited)	(unaudited)	(unaudited)
Revenues	$47,831	$40,073	$179,893	$161,334
Cost of revenues	24,107	23,005	98,929	85,523

Gross profit	23,724	17,068	80,964	75,811

Operating expenses:
Research and development	10,226	10,216	42,699	40,917
Selling and marketing	5,888	5,556	23,073	22,383
General and administrative	5,543	4,869	20,283	19,193
Amortization of intangibles	547	1,434	2,952	5,664

	22,204	22,075	89,007	88,157

Income (loss) from operations	1,520	(5,007)	(8,043)	(12,346)
Interest income, net	513	416	1,927	1,355
Impairment on investment in affiliate		(150)		(150)
Gain on sale of investment in affiliate	12,567		12,567

Income (loss) before income taxes and equity income in earnings of affiliates	14,600	(4,741)	6,451	(11,141)
Income tax (provision) benefit	(305)	553	(2,156)	1,632
Equity income in earnings of affiliates, net of tax	271	499	1,143	1,272

Net income (loss)	$14,566	$(3,689)	$5,438	$(8,237)

Basic income (loss) per share	$0.49	$(0.13)	$0.18	$(0.29)

Diluted income (loss) per share	$0.48	$(0.13)	$0.18	$(0.29)

Weighted average common shares outstanding:
Basic	30,025	29,235	29,634	28,857
Diluted	30,328	29,235	29,998	28,857

(1)	The Company restated its Annual Report on Form 10-K/A for the period ended January 31, 2007 filed with the Securities Exchange Commission on October 19, 2007.

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2008	January 31, 2007 Restated (1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$63,359	$31,179
Marketable securities	19,266	11,231
Accounts receivable, net	28,376	28,854
Unbilled receivables	7,367	5,562
Inventories, net	14,315	19,350
Income taxes receivable	44	409
Prepaid expenses and other current assets	2,612	2,990

Total current assets	135,339	99,575
Property and equipment, net	28,066	30,720
Marketable securities	5,272	12,885
Investments in affiliates	12,668	14,312
Intangible assets, net	6,809	13,054
Goodwill	32,004	23,726
Other assets	271	5,024

Total assets	$220,429	$199,296

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,636	$10,003
Income taxes payable	1,625	941
Other accrued expenses	17,387	6,623
Customer deposits	1,259	2,016
Deferred revenues	19,103	21,806
Deferred tax liabilities	93	366

Total current liabilities	49,103	41,755
Distribution and losses in excess of investment	1,458	—
Deferred tax liabilities, long-term	1,934	1,121

Total liabilities	52,495	42,876

Stockholders’ equity:
Common stock, $0.01 par value; 29,944,095 and 29,345,103 shares issued and outstanding at January 31, 2008 and 2007, respectively	299	293
Additional paid-in capital	191,625	184,976
Accumulated deficit	(26,211)	(30,424)
Accumulated other comprehensive gain	2,221	1,575

Total stockholders’ equity	167,934	156,420

Total liabilities and stockholders’ equity	$220,429	$199,296

(1)	The Company restated its Annual Report on Form 10-K/A for the period ended January 31, 2007 filed with the Securities Exchange Commission on October 19, 2007.

SeaChange International, Inc.

Reconciliation between Condensed Consolidated Statement of Operations and Earnings before Interest, Taxes, Depreciation, Amortization, Equity Income

in Earnings of Affiliates and Stock-Based Compensation

(Adjusted EBITDA)

(unaudited)

(in thousands)

	Three months ended		Twelve months ended
	January 31, 2008	January 31, 2007 Restated (1)	January 31, 2008	January 31, 2007 Restated (1)
Net income (loss)	$14,566	$(3,689)	$5,438	$(8,237)
Income tax provision (benefit)	305	(553)	2,156	(1,632)
Interest income, net	(513)	(416)	(1,927)	(1,355)
Gain on sale of investment in affiliate	(12,567)		(12,567)
Equity income in earnings of affiliates, net of tax	(271)	(499)	(1,143)	(1,272)
Stock compensation expense	1,513	870	3,978	3,514
Depreciation and amortization	2,508	3,994	16,153	14,454

Adjusted EBITDA	$5,541	$(293)	$12,088	$5,472

(1)	The Company restated its Annual Report on Form 10-K/A for the period ended January 31, 2007 filed with the Securities Exchange Commission on October 19, 2007.